SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy  Statement  Pursuant to Section 14(a) of the  Securities
              Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

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|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              Glimcher Realty Trust
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      paid previously.  Identify the previous filing by registration  number, or
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

[LOGO]
                              GLIMCHER REALTY TRUST
                              20 South Third Street
                              Columbus, Ohio 43215

                                                                  March 30, 2001

Dear Shareholder:

      You are cordially invited to attend the 2001 annual meeting of shareholders, which will be held on Friday, May 11, 2001, beginning at 11:00 a.m. at The Adam's Mark Hotel, 50 North Third Street, Columbus, Ohio 43215.

      Information about the meeting and the various matters on which the common shareholders will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

      It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                                        Sincerely,


                                        /s/ Herbert Glimcher
                                        Herbert Glimcher
                                        Chairman

                              GLIMCHER REALTY TRUST


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 11, 2001

      The annual meeting of shareholders of Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), will be held at The Adam's Mark Hotel, 50 North Third Street, Columbus, Ohio 43215, on Friday, May 11, 2001 at 11:00 a.m., local time, for the following purposes:

      1. To elect four trustees to serve until the 2004 annual meeting of shareholders, and until their successors are elected and qualify.

      2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.

      3. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

      The Board of Trustees has fixed the close of business on March 19, 2001 as the record date for determining the shareholders entitled to receive notice of and to vote at the meeting.

      SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

      YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                        By Order of the Board of Trustees

                                        /s/ George A. Schmidt

                                        George A. Schmidt
                                        Secretary

March 30, 2001
Columbus, Ohio

[LOGO]
                              GLIMCHER REALTY TRUST
                              20 South Third Street
                              Columbus, Ohio 43215

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                                  May 11, 2001

                                  INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees of Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), of proxies from the holders of the Company's issued and outstanding common shares of beneficial interest, $.01 par value per share (the "Common Shares"), to be used at the Annual Meeting of Shareholders to be held on Friday, May 11, 2001 at The Adam's Mark Hotel, 50 North Third Street, Columbus, Ohio 43215 at 11:00 a.m., local time, and any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

      This Proxy Statement and enclosed form of proxy are first being mailed to the shareholders of the Company on or about March 30, 2001.

      At the Annual Meeting, the holders of Common Shares of the Company will be asked to consider and vote upon the following proposals (the "Proposals"):

            1. The election of four trustees to serve until the 2004 annual meeting of shareholders and until their successors are elected and qualify;

            2. The ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending December 31, 2001; and

            3.    Such other business as may properly come before the Annual
                  Meeting.

      Only the holders of record of the Common Shares at the close of business on March 19, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters. As of the Record Date, 23,831,788 Common Shares were outstanding.

      A majority of the Common Shares outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting.

      In order to be elected as a trustee, a nominee must receive a plurality of all the votes cast at the Annual Meeting (Proposal 1). The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants (Proposal 2). For purposes of calculating votes cast with respect to each Proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote on any Proposal.

The Common Shares represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all Proposals. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their discretion. The Company does not presently intend to bring any other business before the Annual Meeting, and no shareholder nominations for election to the Board of Trustees and no shareholder proposals of business to be considered by shareholders at the Annual Meeting were included in this proxy because no such nominations or proposals were received by the Company before December 1, 2000. No nominations for election to the Board of Trustees and no shareholder proposals of business to be considered at the annual meeting may come before the annual meeting because the Company did not receive any such nominations or proposals before March 12, 2001. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (b) by voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy. If a shareholder is a participant in the Company's Distribution Reinvestment and Share Purchase Plan, the accompanying Proxy Card should include the number of Common Shares registered in the participant's name under the plan.

      NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                                   PROPOSAL 1

                              ELECTION OF TRUSTEES

      The Company's Board of Trustees (the "Board") currently consists of eleven members. The trustees currently are divided into three classes, consisting of four members (the "Class I Trustees") whose terms will expire at this annual meeting of shareholders, four members (the "Class II Trustees") whose terms will expire at the 2002 annual meeting of shareholders and three members (the "Class III Trustees") whose terms will expire at the 2003 annual meeting of shareholders.

      Pursuant to the Company's Declaration of Trust, at each annual meeting the successors to the class of trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Accordingly, at the Annual Meeting, all of the Class I Trustees will be elected to hold office for a term of three years until the annual meeting of shareholders to be held in 2004, and until their respective successors are duly elected and qualify.

      Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each of the Board's nominees listed below. Each such nominee has consented to be named in this Proxy Statement and to continue to serve as a trustee if elected.

      The information below relating to the nominees for election as trustees and for each of the other trustees whose terms of office continue after the annual meeting has been furnished to the Company by the respective individuals.

      Other than David J. Glimcher and Michael P. Glimcher, who are brothers, and Herbert Glimcher, the father of David J. Glimcher and Michael P. Glimcher, none of the trustees or executive officers of the Company are related to each other.

Nominees for Election as Class I Trustees

      Philip G. Barach, 71, has been a trustee of the Company since January 1994. He is currently a private investor and was the chairman of the board of U.S. Shoe Corporation, a national retailer, from 1990 until 1993. Prior thereto, he was the chairman of the board, president and chief executive officer of U.S. Shoe Corporation from 1966 until 1990. He is a director of two other public companies, R.G. Barry Corporation and Bernard Chaus, Inc. Mr. Barach also is a consultant to three privately-held companies, Rack Room Shoes, AmAsia International Ltd. and PC On Call. Mr. Barach is a member of the Audit Committee, Chairman of the Executive Committee, and Chairman of the Executive Compensation Committee of the Board.

      Oliver Birckhead, 78, has been a trustee of the Company since January 1994. He has been a private investor since 1988 and was the president and chief executive officer of The Central Bancorporation, a registered bank holding company, from 1969 until his retirement in 1989. Mr. Birckhead is active in several charitable and cultural organizations. Mr. Birckhead is Chairman of the Audit Committee and a member of the Executive Compensation Committee and the Executive Committee of the Board.

      William G. Cornely, 51, has been a trustee of the Company since October 20, 1999 and is currently Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Treasurer of the Company. He served as Senior Executive Vice President from March 9, 1998 through October 20, 1999, and has served as Chief Operating Officer since March 9, 1998. From April 15, 1997 until his promotion to Senior Executive Vice President on March 9, 1998, he was a Senior Vice President. He has served as Chief Financial Officer of the Company since April 15, 1997, and was appointed Treasurer of the Company in May 1997. Mr. Cornely was associated with the international accounting firm of Coopers & Lybrand L.L.P. (a predecessor to PricewaterhouseCoopers LLP) from 1977 to 1997 and was a partner of such firm from 1986 until he joined the Company in 1997. Mr. Cornely is a member of the International Council of Shopping Centers ("ICSC") and the National Association of Real Estate Investment Trusts ("NAREIT") and is active in several charitable organizations. Mr. Cornely is a member of the Management Committee of the Board.

      E. Gordon Gee, 57, has been a trustee of the Company since January 1994. He was the president of The Ohio State University from 1990 to 1997, when he became the President of Brown University, where he served until April, 2000. In July, 2000, he began serving as Chancellor of Vanderbilt University. He was president of the University of Colorado from 1985 to 1990. He is a director of Banc One Corporation, The Limited, Inc., Asarco, Inc. and Intimate Brands, Inc. He is also a director of the American Council on Education, the Advisory Council of Presidents to the Association of Governing Boards of Universities and Colleges and the President's Commission of the National Collegiate Athletic Association. Dr. Gee has received many honors in the fields of law and education and is active in many charitable and cultural organizations. Dr. Gee is a member of the Executive Compensation Committee of the Board.

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The Board recommends a vote "FOR" the election of each of Philip Barach, Oliver
Birckhead, William G. Cornely and E. Gordon Gee to serve until the 2004 annual meeting of shareholders, until their successors are elected and qualify.

--------------------------------------------------------------------------------

Other Trustees whose Terms of Office Continue after the Annual Meeting

      Information concerning the other trustees whose terms do not expire at the Annual Meeting is set forth below.

      Wayne S. Doran, 65, has been a trustee of the Company since October, 1999. He retired in the fall of 2000 as a vice president of Ford Motor Company and chairman of the board of Ford Motor Land Services Corporation ("Ford Land"), a wholly owned real estate subsidiary of Ford Motor Company. Mr. Doran joined Ford Motor Company in 1969 and became chief executive of Ford Land when it was formed in 1970. Before joining Ford, Mr. Doran served as vice president and general manager of the land development division of Del E. Webb Corporation, Chicago, from 1963 to 1969. He is a trustee of the Urban Land Institute, chairman of the executive committee of the Metropolitan Realty Corporation, chairman of the Detroit Metropolitan Wayne County Airport Commission, and a trustee of the National Realty Committee. He is a director of the Arizona State University Foundation and the Arizona State University Research Park, The Drachman Institute and the PGA TOUR Golf Course Properties. He is a member of the board of governors of Berry College, Rome, Georgia, and sits on the executive board of the Detroit Area Council of the Boy Scouts of America. He also is a director of Henry Ford Health System. Mr. Doran is a Class II Trustee.

      David J. Glimcher, 48, has been a trustee of the Company since September 1993. He served as President and Chief Executive Officer of the Company from September 1993 to May 1997, and as President and Chief Operating Officer of the Company from May 1997 to March 1998. In March 1998 Mr. Glimcher resigned as an officer of the Company. He is currently the President and Chief Executive Officer of The David J. Glimcher Company and President and Chief Executive Officer of Petroleum Realty Investment Partners, a joint venture with Lehman Brothers. Mr. Glimcher served as President and Chief Executive Officer of The Glimcher Company from 1987 to 1998. From 1984 until 1987, he was Vice President of The Glimcher Company with responsibilities for operations, leasing, acquisitions and development. Mr. Glimcher is a member of ICSC and NAREIT and is active in several charitable and cultural organizations. Mr. Glimcher is a Class III Trustee, and a member of the Executive Committee of the Board.

      Herbert Glimcher, 72, has been a trustee and Chairman of the Company since its inception in September 1993 and has served as Chief Executive Officer of the Company since May 1997. He served as President of the Company from March 1998 until the appointment of Michael P. Glimcher as President in December, 1999. He served as Chairman of The Glimcher Company since its inception in 1959. Mr. Glimcher is a nationally recognized innovator in the field of shopping center development, having been instrumental in the management, acquisition and development of over 100 shopping centers during his approximately 40 year career in real estate. Mr. Glimcher is a member of ICSC and is active in several charitable and cultural organizations. Mr. Glimcher is a Class III Trustee and a member of the Management Committee and Executive Compensation Committee of the Board.

      Michael P. Glimcher, 33, has been a trustee of the Company since June 1997 and was appointed President of the Company in December, 1999. Prior thereto, he was Executive Vice President of the Company since March, 1999, Senior Vice President of Leasing and Development of the Company since May, 1998, and Senior Vice President of Leasing since September, 1996. He was Vice President of Leasing since April 1995 and Director of Leasing Administration since the Company's inception in 1993. Mr. Glimcher served as the Director of Leasing Administration of The Glimcher Company from the time he joined that Company in 1991. Mr. Glimcher is a vice president of the board of directors of the Hillel Foundation, and is a member of the Board of Governors of the Bexley Education Foundation. He is a director of Big Brothers/Big Sisters and the Young Leadership Division of the Columbus Jewish Federation. He is on the steering committee of the Columbus Speech and Hearing Center, the Young Leadership Group for United Way, and a member of the United Jewish Communities Young Leadership Cabinet. He is a member of the Columbus Metropolitan Club, ICSC and NAREIT. Mr. Glimcher is a Class II Trustee and a member of the Management Committee of the Board.

      George A. Schmidt, 53, has been a trustee of the Company since May 1999 and has served as Senior Vice President of the Company since September 1996 and General Counsel and Secretary of the Company since May 1996. On March 9, 1999 he was promoted to Executive Vice President of the Company. Mr. Schmidt has over 25 years of experience in the practice of commercial real estate law, including six years as Assistant General Counsel of DeBartolo Realty Corporation, a NYSE listed real estate investment trust, prior to joining the Company in May of 1996. Mr. Schmidt has a B.A. degree from Cornell University, an M.B.A. degree from Ohio University, and a J.D. degree from Case Western Reserve University. Mr. Schmidt is a member of the Ohio, Texas, Columbus, Ohio and American Bar Associations, and is a member of ICSC and NAREIT. Mr. Schmidt has been a guest lecturer on shopping center leasing, legal and development issues for the American Bar Association and ICSC. Mr. Schmidt is a Class II Trustee and a member of the Management Committee of the Board.

      Alan R. Weiler, 67, has been a trustee of the Company since January 1994. Mr. Weiler has been the president of Archer-Meek-Weiler Agency Inc., an insurance agency, since 1970, and is currently Chairman of the Board of Archer-Meek-Weiler. He is a director of Cincinnati Financial Corporation, an insurance holding company, and Commerce National Bank of Columbus. Mr. Weiler is active in several charitable and cultural organizations. Mr. Weiler is a Class II Trustee and is a member of the Executive Committee and the Executive Compensation Committee of the Board.

      Harvey Weinberg, 63, has been a trustee of the Company since July 1997. Mr. Weinberg has over 35 years experience as a retailer and manufacturer in the apparel industry, 25 years of which were spent at Hartmarx Corporation in various executive positions, during the last five of which he was Chairman and Chief Executive Officer. Mr. Weinberg is currently a private investor and a limited partner in the Heritage Capital Group. He serves on the boards of directors of Syms Corporation, a publicly traded NYSE company which is a retailer of men's, women's and children's apparel, and R.G. Barry Corporation, also a public company and the world's largest manufacturer and marketer of comfort footwear. He serves on the advisory boards of In Motion Pictures, Argent Trading Company and Market Threads. He serves on the advisory board of the J.L. Kellogg Graduate School of Management at Northwestern University and is an Academic Director in Kellogg's Executive Development Program. He is a visiting Executive Professor at the University of North Florida School of Business and serves on the school's Business Advisory Council. He also serves as a director of the National Retail Federation's Foundation Board. He served on the Dean's Board for the School of Letters and Science at the University of Wisconsin from 1993 to 1996. Mr. Weinberg is a Class III Trustee and a member of the Executive Compensation Committee, the Executive Committee and the Audit Committee of the Board.

Board of Trustees' Meetings

      During the Company's fiscal year ended December 31, 2000, the Board held four regular quarterly meetings and one special meeting. All of the trustees attended at least 75% of the aggregate of (i) all of the Board meetings and (ii) with respect to each trustee, all of the meetings of the Committee(s) on which such individual serves.

Board Committees

      The Board has an Audit Committee, an Executive Committee, an Executive Compensation Committee and a Management Committee. During 1999, the Board changed the name of the Executive Committee, consisting of certain senior executives of the Company, to the Management Committee, and appointed a new Executive Committee consisting of outside trustees. The Board does not have a nominating committee or a committee performing the functions of a nominating committee; the Board performs the functions of that committee.

      The Audit Committee is composed of Messrs. Philip Barach, Oliver Birckhead and Harvey Weinberg. The function of the Audit Committee is to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees, review the adequacy of the Company's internal accounting controls and review and approve any related-party transactions. No member of the Audit Committee is an employee of the Company. The Audit Committee met five times during the fiscal year ended December 31, 2000. The Audit Committee acts pursuant to the Audit Committee Charter that was adopted by the Board of Trustees on June 14, 2000. The Audit Committee charter sets out the responsibilities, authority and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the Committee, as well as the relationship of the Audit Committee to the independent accountants, the internal audit department and management of the Company. Each of the members of the Audit Committee qualifies as an "independent" director under the current listing standards of the New York Stock Exchange.

      The Executive Committee is composed of Messrs. Philip Barach, Oliver Birckhead, Harvey Weinberg, Alan R. Weiler and David J. Glimcher. The function of the Executive Committee is to act as consultant to the senior executives of the Company on various business related issues, and to oversee and supervise the Management Committee.

      The Executive Compensation Committee is composed of Messrs. Philip G. Barach, E. Gordon Gee, Alan R. Weiler, Herbert Glimcher, Oliver Birckhead and Harvey Weinberg. The function of the Executive Compensation Committee is to determine compensation for the Company's executive officers. In addition, the members of the Executive Compensation Committee are authorized to administer the Company's 1993 Employee Share Option Plan (the "Employee Plan"), and the 1993 Trustee Share Option Plan (the "Trustee Plan" and together with the Employee Plan, the "1993 Option Plans"). In 1997, the Executive Compensation Committee approved the 1997 Incentive Plan (the "1997 Plan" and together with the 1993 Option Plans, the "Option Plans"). The Executive Compensation Committee met three times during the fiscal year ended December 31, 2000.

      The Management Committee is composed of Messrs. Herbert Glimcher, Michael
P. Glimcher, George A. Schmidt and William G. Cornely. The function of the Management Committee is to approve the acquisition, financing and disposition of investments for the Company and to execute certain contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board except for those which require action by all trustees or the independent trustees under the Declaration of Trust or the Bylaws of the Company or under applicable law.

Trustees' Compensation

      Each non-employee trustee of the Company receives an annual fee of $20,000, plus a fee of $1,000 for each meeting attended, except that, from January 1, 1998 until December 31, 1999, David J. Glimcher did not receive any trustees' fees. Each non-employee trustee is eligible to receive grants of options to purchase Common Shares under the Trustee Plan and the 1997 Plan, and it is the Company's current intention to make annual grants of options to purchase 3,000 Common Shares to each such non-employee trustee. Employees of the Company who are also trustees are not paid any trustees' fees. In addition, the Company reimburses the trustees for travel expenses incurred in connection with their activities on behalf of the Company.

      On March 7, 2001, Messrs. Philip Barach, Oliver Birckhead, Wayne Doran, E. Gordon Gee, David J. Glimcher, Alan R. Weiler, and Harvey Weinberg were each granted, under the 1997 Plan, options to purchase 3,000 Common Shares at an exercise price of $14.75 per share. The options granted to them were vested and exercisable immediately upon the grant thereof.



                                   PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      The Board, on the recommendation of the Audit Committee, has appointed the firm of Price-waterhouseCoopers LLP, which firm was engaged as independent public accountants for the fiscal year ended December 31, 2000, to audit the financial statements of the Company for the fiscal year ending December 31, 2001. A proposal to ratify this appointment is being presented to the shareholders at the Annual Meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

      During the fiscal year ended December 31, 2000, PricewaterhouseCoopers LLP provided various audit services and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

      (a) Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year ended December 31, 2000: $135,000;

      (b) Financial Information Systems Design and Implementation Fees: The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000: $0;

      (c) All Other Fees: The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2000: $202,500. The aggregate fees included in this category relate to tax compliance, tax consulting, and other audit and accounting services.

      The Audit Committee has determined that the provision of services covered in (c) above are compatible with maintaining the independence of PricewaterhouseCoopers LLP.

--------------------------------------------------------------------------------
The Board recommends a vote "FOR" the proposed ratification of appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending December 31, 2001.
--------------------------------------------------------------------------------

                               EXECUTIVE OFFICERS

      The following information is provided with respect to the executive officers of the Company. Executive officers are chosen by and serve at the discretion of the Board. P. Martin Yates was appointed Senior Vice President of Leasing effective January 1, 2000 and Scott T. McCarthy was appointed Senior Vice President of Development effective October 1, 2000.

      Herbert Glimcher, Chairman and Chief Executive Officer. Biographical information regarding Mr. Herbert Glimcher is set forth under "Proposal 1 - Other Trustees whose Terms of Office Continue after the Annual Meeting."

      Michael P. Glimcher, President. Biographical information regarding Mr. Michael P. Glimcher is set forth under "Proposal 1 - Other Trustees whose Terms of Office Continue after the Annual Meeting."

      William G. Cornely, Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Treasurer. Biographical information regarding Mr. Cornely is set forth under "Proposal 1 - Nominees for Election as Class I Trustees."

      George A. Schmidt, Executive Vice President, General Counsel and Secretary. Biographical information regarding Mr. Schmidt is set forth under "Proposal I - Other Trustees whose Terms of Office Continue after the Annual Meeting."

      P. Martin Yates, 60, Senior Vice President of Leasing, joined the Company in that capacity in January, 2000. For the past 20 years, Mr. Yates has served in various leasing positions with The Taubman Company, and was Senior Vice President during his last eight years with that company. Previously, Mr. Yates held the position of Vice President of Playback Electronics, a chain of retail electronic stores, and prior thereto he was in management at Montgomery Ward.

      William R. Husted, 63, Senior Vice President of Construction, was a trustee of the Company from May, 1996 until May, 1999, and has been the Senior Vice President of Construction of the Company since September 1996. Prior thereto, he served as Vice President of Development Services of the Company since January 1996 and as Vice President of Construction of the Company from September 1993 until January 1996. From 1985 to 1988, Mr. Husted served as Director of Construction of the Company's predecessor, The Glimcher Company.

      Scott T. McCarthy, 53, has been Senior Vice President of Development of the Company since November 2000. As Senior Vice President of Development, he is responsible for directing the development of current and future properties as well as identifying redevelopment opportunities within the existing portfolio. Mr. McCarthy is a 20-year veteran of the retail real estate industry. He served as Vice President of Development for Taubman Centers, where he was directly responsible for the development of the company's first value-oriented regional center and all potential value-oriented regional mall opportunities. While at Taubman, he was also responsible for the development of The Mall at Tuttle Crossing and Columbus City Center, both in Columbus, Ohio, as well as the expansion of other shopping malls. Prior to joining Taubman in 1982, he was a retail-leasing specialist with a development and brokerage company. McCarthy received his bachelor of science degree from Wayne State University and is a member of ICSC and Urban Land Institute.

      John P. Hoeller, 61, has been Senior Vice President/Director of Properties of the Company since December 1997. Mr. Hoeller is responsible for the day-to-day marketing and operations of all of the Company's properties. He has over 20 years of experience in operating retail stores and shopping malls. From 1993 until 1997 he was Vice President, Regional Director of Properties for Wellspark Group, and from 1991 until 1993 he was Senior Vice President and Director of Stores for Barneys New York. He spent five years as Senior Vice President and General Manager at the Saks Fifth Avenue New York City flagship store, and was Vice President and Regional Director of the Detroit metropolitan area stores for J.L. Hudson Company for eight years. He was also Executive Vice President of The Taubman Company for three years.

                             EXECUTIVE COMPENSATION

      The following table sets forth certain information with respect to the cash and other compensation paid or accrued by the Company for services rendered by Herbert Glimcher, the Company's current Chief Executive Officer, and the Company's four other most highly compensated current executive officers whose salary and bonus exceeded $100,000 (collectively, the "Named Executives"), during the fiscal years ended December 31, 2000, 1999 and 1998. The Company did not grant any restricted share awards or share appreciation rights, or make any other long-term incentive plan grants or awards during the years indicated.


                                          Summary Compensation Table

                                                                                          Long-Term
                                                                                         Compensation
                                                                                      -------------------
                                                   Annual Compensation(1)               Common Shares
                                          --------------------------------------          Underlying
Name & Principal Position                 Year           Salary            Bonus            Options
-------------------------                 ----           ------            -----      ------------------
Herbert Glimcher                          2000          $500,000          $144,375           75,000
Chairman of the Board                     1999          $499,030          $195,685          270,000
and Chief Executive Officer               1998          $503,122          $192,784          100,000

Michael P. Glimcher                       2000          $325,008          $ 80,438           50,000
President                                 1999          $236,667          $ 65,052          120,000
                                          1998          $228,600          $ 62,508           30,000

William G. Cornely                        2000          $254,174          $ 62,908           50,000
Executive Vice President,                 1999          $248,506          $ 85,328          120,000
Chief Operating Officer, Chief            1998          $240,880          $ 79,365           50,000
Financial Officer and Treasurer

P. Martin Yates (2) (3)                   2000          $360,000          $ 31,956           20,000
Senior Vice President of Leasing          1999          $    n/a          $    n/a              n/a
                                          1998          $    n/a          $    n/a              n/a

George A. Schmidt                         2000          $200,000          $ 41,400           50,000
Executive Vice President,                 1999          $198,498          $ 57,832          120,000
General Counsel & Secretary               1998          $186,022          $ 55,672           30,000


(1) The total value of all perquisites and other personal benefits received by each officer was less than the lesser of $50,000 or ten percent of the total salary of and bonus paid or accrued by the Company for services rendered by such officer during the fiscal year.
(2)   Mr. Yates was not employed by the Company in 1999 and 1998.
(3) The amount shown includes $6,956 in relocation costs paid by the Company in 2000 for the benefit of P. Martin Yates.

                        Option Grants in Last Fiscal Year

      The following table sets forth certain information concerning options to purchase Common Shares granted during the fiscal year ended December 31, 2000 to the Named Executives. The Company did not grant any share appreciation rights during 2000.

                                                     Percent of Total
Name                          Number of Securities   Options Granted to    Exercise or     Expiration     Grant Date
                              Underlying Options     Employees in          Base Price         Date        Present Value
                              Granted(#)             Fiscal Year            ($/Sh)        ----------       ($) (1)
                              ----------             -----------           -----------                    ----------
Herbert Glimcher              75,000                 14.2%                 $12.28          3/9/10          5,303

Michael P. Glimcher           50,000                  9.5%                 $12.28          3/9/10          3,535

William G. Cornely            50,000                  9.5%                 $12.28          3/9/10          3,535

P. Martin Yates               20,000                  3.8%                 $12.28          3/9/10          1,414

George A. Schmidt             50,000                  9.5%                 $12.28          3/9/10          3,535

------------------------------
(1) Based upon the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, that the Named Executive receives will depend on the excess of the stock price at the time of exercise over the exercise or base price on the date the option is exercised. There is no assurance that the value realized by the Named Executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on arbitrary assumptions such as interest rates, stock price volatility and future dividends yields.

               Aggregated Option Exercise in Last Fiscal Year End
                        and Fiscal Year End Option Values

      During the fiscal year ended December 31, 2000, none of the Named Executives exercised any options granted to them. As of December 31, 2000, none of the options held by any of the Named Executives were in-the-money. The following table sets forth certain information with respect to the unexercised options held as of the end of such fiscal year by the Named Executives.

                                         Number of Securities
                                    Underlying Unexercised Options
                                      Held at December 31, 2000
       Name                           Exercisable/Unexercisable
       ----                           -------------------------

Herbert Glimcher                          531,666/288,334
Michael P. Glimcher                        92,000/140,000
William G. Cornely                         93,333/146,667
P. Martin Yates                                  0/20,000
George A. Schmidt                          95,000/140,000

Certain Relationships and Related Transactions

      In connection with its initial public offering in 1994, the Company and its affiliates acquired several properties (the "Glimcher Properties," or singularly, a "Glimcher Property") from Herbert Glimcher, David J. Glimcher and entities, or the beneficial owners of such entities, affiliated with Herbert Glimcher and David J. Glimcher (collectively, the "Glimcher Entities"). In addition, at that time, the Company was granted options ("Purchase Options") to purchase, at the lower of cost or 90% of its fair market value (as determined by a third party independent appraiser selected by the independent trustees), the interest of certain of the Glimcher Entities described above, who are also executive officers and/or trustees of the Company, in such parcels. As of December 31, 2001, the Company had Purchase Options in connection with the following parcels: (i) three undeveloped outparcels contiguous to four of the Glimcher Properties aggregating approximately 95.43 acres, (ii) an approximately
58.7 acre parcel of undeveloped land in Delaware County, Ohio, which is not contiguous to any of the Glimcher Properties; and (iii) various other parcels of undeveloped land which are not contiguous to any of the Glimcher Properties, ranging in size from less than one acre to approximately 12.7 acres. Each such option is exercisable only if the respective parcel is developed as a retail property.

      On October 16, 1996, the Company formed Glimcher Development Corporation, a wholly owned non-qualified real estate investment trust ("REIT") subsidiary ("GDC"). Effective January 1, 2001, all of the voting stock of GDC was transferred to GPLP, resulting in the conversion of GDC to a taxable REIT subsidiary. GDC employs personnel in the construction, development, leasing and legal departments. GDC provides services for a fee, to the Company, to joint ventures in which the Company has an ownership interest, and to third parties.

      During 1999, the Company's Operating Partnership ("GPLP") exercised its option to purchase 28.695 acres located adjacent to The Mall at Fairfield Commons in Beavercreek, Ohio from an Ohio limited partnership in which Herbert Glimcher has a financial interest (the "Glimcher Partnership"). GPLP gave a promissory note for the entire purchase price in the amount of $5,000,000 to the Glimcher Partnership at an interest rate of 30 day LIBOR calculated on the first day of each month plus 250 basis points. The maturity date has been extended by mutual written agreement to January, 2002. Additionally, the Company paid Triad CM ("Triad"), which is partially owned by Herbert Glimcher, $97,000 in 2000, $332,000 in 1999 and $3,698,000 in 1998, respectively, in connection with subcontracting work at the Company's properties. GDC paid Triad $77,000 in 1999, and nothing in 1998 and 2000. The Company's joint ventures paid Triad $2,614,000 in 2000, $3,704,000 in 1999 and $374,000 in 1998.

      Certain of the transferors of the Glimcher Properties (i.e. Herbert Glimcher, all of Herbert Glimcher's children, including David J. Glimcher and Michael P. Glimcher, and a brother of Herbert Glimcher), who are also executive officers of the Company and/or immediate family members of such executive officers, previously owned passive investments in certain tenants at some of the Company's properties. As of December 31, 2000, such interests had been sold.

      In 2000, the Company reimbursed The Glimcher Company ("TGC") and Corporate Flight, Inc. ("CFI"), each of which is wholly owned by Herbert Glimcher, approximately $17,000 and $232,000, respectively, for the use, in connection with matters related to the Company's business, of a bus owned by TGC and an airplane owned by CFI. GDC and joint ventures controlled by the Company or of which the Company is a joint venturer reimbursed the same two companies approximately $14,000 and $259,000, respectively for the use of such bus and airplane in connection with matters related to the Company's business.

         With respect to the development of Polaris Fashion Place in Columbus, Ohio, pursuant to the requirements of the Construction Loan Agreement dated October 13, 2000 with The Huntington National Bank, Key Bank National Association, National City Bank and The Provident Bank (collectively the "Bank Group"), Herbert Glimcher provided the Bank Group with a $4 million letter of credit to guarantee (i) any "not-in-balance" condition of the subject loan; (ii) any Event of Default as defined in the Note; or (iii) timely completion of certain public roadway improvements at the site, acceptable to the appropriate governmental agency for public use.

         Alan R. Weiler, a trustee serving a three-year term which expires in 2002, is the Chairman and Chief Executive Officer of Archer-Meek-Weiler Agency, Inc., a general insurance agency, which has received fees from the Company in connection with the placement of certain insurance policies for the Company. The aggregate fees received by Archer-Meek-Weiler Agency, Inc. for providing such services during the fiscal year 2000 were approximately $237,678.

         The Company and GPLP have entered into Severance Benefit Agreements (the "Severance Agreements") with Messrs. Herbert Glimcher, William R. Husted, George A. Schmidt, William G. Cornely, Michael P. Glimcher, P. Martin Yates and Scott T. McCarthy, each an executive officer of the Company (each, an "Executive"). If an Executive is an employee of the Company immediately prior to a "Change in Control of GRT" (as defined in the Severance Agreements), the Executive will be entitled to receive from GPLP a lump sum severance payment equal to three times the Executive's annual compensation during the calendar year preceding the calendar year in which the Change in Control of GRT occurs, such annual compensation to include (i) all base salary and bonuses paid or payable to the Executive, (ii) all grants of restricted Common Shares of the Company and (iii) the fair market value of any other property or rights given or awarded to the Executive by the Company. In addition, any restricted Common Shares, or options to purchase Common Shares, granted to the Executive shall vest on the day immediately prior to the date of a Change in Control of GRT. For a period of 18 months following a Change in Control of GRT, the Company will maintain in full force and effect all life, accident, medical and dental insurance benefit plans and programs or arrangements in which the Executive was entitled to participate immediately prior to the date of the Change in Control of GRT, subject to certain conditions and limitations as set forth in the Severance Agreements.

         Additionally, an Executive who receives any compensation or recognizes any income which constitutes an "excess parachute payment" within the meaning of
Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), or for which a tax is otherwise payable under Section 4999 of the Code, is entitled to receive from GPLP an additional amount (the "Additional Amount") equal to the sum of (i) all taxes payable by the Executive under Section 4999 of the Code with respect to such excess parachute payments, including the Additional Amount, plus (ii) all income taxes payable by the Executive with respect to the Additional Amount.

         On December 3, 1999, the Company entered into an Employment Agreement (the "Yates Agreement") with P. Martin Yates as Senior Vice President, Director of Leasing, with a term of two years commencing January 1, 2000, subject to termination for cause or death or total disability. Mr. Yates' base salary under the Agreement is $300,000 per annum, and an additional $60,000 payable in quarterly installments, and the Yates Agreement provides that he is eligible for bonuses and incentive and equity compensation in a manner similar to those given to other company executives. Specific amounts for such bonuses and incentive and equity compensation are not named in the Yates Agreement. Pursuant to the Yates Agreement, the Company has entered into a Severance Benefits Agreement with Mr. Yates as described above.

      On October 1, 2000, the Company entered into an Employment Agreement (the "McCarthy Agreement") with Scott T. McCarthy as Senior Vice President of Development, with a term of three years commencing October 1, 2000, subject to termination for cause or death or total disability. Mr. McCarthy's base salary under the McCarthy Agreement is $250,000 per annum, and additional payments of $25,000 beginning December 31, 2000 and continuing at the end of every succeeding three-month period. Also, upon providing the Company with written verification of long-term bonus arrangements with his previous employer, Mr. McCarthy shall be given $171,876 at the expiration of the initial term of the Agreement, or upon termination of his employment without cause by the Company, whichever occurs first. The Company has also entered into a Severance Benefits Agreement with Mr. McCarthy as described above.

      On December 1, 2000, the Company entered into an Employment Agreement (the "Cornely Agreement") with William G. Cornely as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer, with a term of three years commencing November 30, 2000, with termination allowable by either party by giving notice to the other party on or before August 31 of each year of the Cornely Agreement that such employment shall cease on December 1 of the year in which the notice is given. Mr. Cornely's base salary under the Cornely Agreement is $300,000 per annum, with bonuses to be determined according to the Company's Management Bonus Program. The Company has also entered into a Severance Benefits Agreement with Mr. Cornely as described above.

      On March 9, 1998, David J. Glimcher resigned as an officer of the Company, at which time Mr. Glimcher's Severance Agreement terminated and he and the Company entered into a new Severance Benefits Agreement pursuant to which the Company agreed to pay Mr. Glimcher a severance payment equal to his annual compensation (consisting of all base salary and bonuses) for fiscal 1997, as well as the bonus due him in 1998 for services rendered to the Company in 1997. Additionally, the Company agreed to pay Mr. Glimcher's medical insurance premiums under the Company's employee medical plan for 24 months commencing March 9, 1998. The Company also agreed to match all payments made by Mr. Glimcher to the Company's Retirement Savings Plan during 1997, and any payments made by Mr. Glimcher to such Plan in 1998 resulting from any bonus earned in 1997 and paid in 1998.

      The foregoing transactions were approved by the members of the Audit Committee or the Executive Compensation Committee of the Board, as appropriate in each case pursuant to the Bylaws of the Company.

Additional Information with Respect to Executive Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      On February 14, 1994, the Board established an Executive Compensation Committee, the function of which is to determine compensation for the executive officers of the Company. The Executive Compensation Committee consists of Messrs. Philip G. Barach, Oliver Birckhead, E. Gordon Gee, Herbert Glimcher, Alan R. Weiler and Harvey Weinberg. In addition, the members of the Executive Compensation Committee administer the 1993 Option Plans and Messrs. Philip Barach and Harvey Weinberg administer the 1997 Plan. The administrators determine the number of options granted to the trustees and employees of the Company under the Option Plans. Other than Herbert Glimcher, who is the Chairman and Chief Executive Officer of the Company, none of the members of the Executive Compensation Committee are employees of the Company.

                       EXECUTIVE COMPENSATION COMMITTEE'S
                        REPORT ON EXECUTIVE COMPENSATION

      It is the responsibility of the Executive Compensation Committee to review compensation plans, programs and policies as they relate to executive officers, to determine the compensation of the Company's executive officers and to monitor the performance of the Company's executive officers.

      The Executive Compensation Committee's annual review includes an evaluation of the Company's corporate performance, growth, share appreciation and total return to shareholders. Consideration is also given to the officer's overall responsibilities, professional qualifications, business experience, job performance, technical expertise and such individual's resultant combined value to the Company's long-term performance and growth. It is the goal of the Executive Compensation Committee to provide compensation that is fair and equitable to both the employee and the Company.

      The key elements of the Company's executive compensation package are base salary, annual bonus and share options. The policies with respect to each of these elements, as well as the compensation paid to the executive officers of the Company for the fiscal year ended December 31, 2000, are discussed below.


Base Salaries

      In determining the amount of base salary paid by the Company to each of its executive officers in the fiscal year ended December 31, 2000, the Executive Compensation Committee evaluated the responsibilities of the position held and the experience of the individual with reference to the competitive marketplace for executive officers at certain other similar companies. In determining the base salary granted to Herbert Glimcher, the Company's Chief Executive Officer, to Michael P. Glimcher, President of the Company, and to William G. Cornely, the Company's Chief Operating Officer and Chief Financial Officer, for the fiscal year 2000, the Executive Compensation Committee took into account their experience and performance, as well as the Company's performance.

Annual Bonus

      In 1997 the Executive Compensation Committee approved the 1997 Plan pursuant to which executive officers were entitled to receive bonuses based on their annual base compensation and management level. In fiscal 2000, bonuses were granted to the Named Executives in amounts ranging from 9% to 29% of the annual base compensation of the Named Executives. In determining the 2000 bonus amounts, the Executive Compensation Committee reviewed the performance of the Company, core portfolio trends, investment activities in the acquisition and development areas of the Company and non-financial performance measures such as the executive officer's performance, effort and role in promoting the long-term strategic growth of the Company, as well as other matters deemed appropriate by the Executive Compensation Committee.

Share Options

      It is the intention of the Executive Compensation Committee to enhance the working incentive and productivity of the Company's executive officers by granting share options to such persons. The Executive Compensation Committee considers share options to be a successful method of linking the interests of executives and the trustees with those of the shareholders. In determining annual share option grants, the Executive Compensation Committee bases its decision on the individual's performance and potential to improve shareholder value.

      Share options have been and generally will continue to be granted with an exercise price equal to the market price of the Common Shares on the date of grant and vest pursuant to schedules set by the Option Plans' administrators. The Executive Compensation Committee believes that by establishing a vesting schedule, the option holder is motivated to create shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless the recipient remains an employee or a trustee of the Company until his options are fully vested and unless the Common Shares appreciate in value.

Omnibus Budget Reconciliation Act Implications for Executive Compensation

      It is the responsibility of the Executive Compensation Committee to address the issues raised by the change in the tax laws which made certain non-performance-based compensation to executives of public companies, including the Company, in excess of $1,000,000 non-deductible beginning in 1994. In this regard, the Committee determines whether any actions with respect to this limit should be taken by the Company. At this time, it is not anticipated that any executive officer of the Company will receive any such compensation in excess of this amount. The Executive Compensation Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

Conclusion

      The goal of the Executive Compensation Committee is to enhance the profitability of the Company, and, thus, shareholder value, by aligning closely the financial interests of the Company's key executives with those of its shareholders. Specifically, the Executive Compensation Committee seeks to enhance the Company's ability to attract and retain qualified executive officers, to motivate such executives to achieve the goals inherent in the Company's business strategy and to emphasize share ownership by such executives and, thereby, tie long-term compensation to increases in shareholder value.

      To permit an ongoing evaluation of the link between the Company's performance and its executive compensation, the Executive Compensation Committee will review the Company's executive compensation program each year. This review will include a review of such executive's responsibilities and efforts and contributions to the Company's performance and future growth of the Company's revenues and earnings.

      In addition, while the elements of compensation described above will be considered separately, the Executive Compensation Committee will take into account the full compensation package afforded by the Company to the individual, including pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits.

      Through the programs described above, a very significant portion of the Company's executive compensation is linked to individual and corporate performance.


      The foregoing report has been furnished by the Executive Compensation Committee.

March 30, 2001      Philip G. Barach      Oliver Birckhead      E. Gordon Gee
~                   Herbert Glimcher      Alan R. Weiler        Harvey Weinberg


                             AUDIT COMMITTEE REPORT

      The Audit Committee has (i) reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with the Company's management and the Company's independent auditors, PricewaterhouseCoopers LLP; (ii) discussed with PricewaterhouseCoopers LLC, matters required to be discussed by Statement on Auditing Standards No. Sixty-One; (iii) received written disclosures and the letter from Pricewaterhouse Coopers LLP regarding its independence from the Company as required by Independence Standards Board Standard No. 1 and discussed with Pricewaterhouse Coopers LLP that firm's independence. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Trustees that the audited financial statements be included in the Company's annual report on Form 10-K for the Company's fiscal year ended December 31, 2000.


                                        Philip Barach
                                        Oliver Birckhead
                                        Harvey Weinberg

                                        March 30, 2001

                          SHARE PRICE PERFORMANCE GRAPH

      The following table compares the cumulative total shareholder return on the Common Shares for the period commencing January 26, 1994(1) through December 31, 2000 with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and the NAREIT Equity REIT Total Return Index(2) ("NAREIT Index") for the period commencing January 1, 1994 through December 31, 2000. Total return values for the S&P 500, the NAREIT Index and the Common Shares were calculated based on cumulative total return assuming the investment of $100 in the S&P 500 and the NAREIT Index on January 1, 1994, and in the Common Shares on January 26, 1994 and assuming reinvestment of dividends. The shareholder return shown on the graph below is not necessarily indicative of future performance.

              -------------------------------------
                  GRT Total    NAREIT      S&P 500
                   Return                   Index
              -------------------------------------
       1/1/94      100.00      100.00       100.00
     12/31/94      117.10      103.17       101.31
     12/31/95      101.73      118.92       139.23
     12/31/96      143.65      160.86       171.19
     12/31/97      161.15      193.45       228.32
     12/31/98      124.33      159.59       293.57
     12/31/99      116.29      152.22       355.30
     12/31/00      129.52      161.75       231.96

         [The preceding information was depicted as a line chart in the printed material.]

---------------------------
(1)Since the Company did not commence operation until January 26, 1994, which is the date the Company's initial public offering was consummated, no data prior thereto is available.

(2)The NAREIT Equity REIT Total Return Index (consisting of 158 companies with a total market capitalization of $134.4 billion) is maintained by NAREIT, and is published monthly based upon the last closing prices of the preceding month.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of the Common Shares by each trustee and Named Executive and by all trustees and Named Executives as a group as of March 22, 2000.

                                                      Amount                    Percent
Name and Address                                   Beneficially                    of
of Beneficial Owner (1)                            Owned (2) (3)                Class (4)
-----------------------                            -------------                ---------

Herbert Glimcher(5)                                    1,950,996                 7.63%

Michael P. Glimcher(6)                                   453,463                 1.87%

William G. Cornely (7)                                   174,666                  .72%

George A. Schmidt (8)                                    166,548                  .69%

P. Martin Yates(9)                                         6,666                  .03%

Scott T. McCarthy(10)                                          0                  0.0%

Philip G. Barach (11)                                     30,100                  .13%
  Kenwood Professional Building
  9403 Kenwood Road, Suite D100
  Cincinnati, Ohio 45242

Oliver Birckhead (12)                                     30,900                  .13%
  PNC Bank, 201 East Fifth Street, Suite 1000
  Cincinnati, Ohio 45202

Wayne S. Doran (13)                                        6,000                  .03%
   1 Prestwick Ct
   Dearborn, MI 48120

E. Gordon Gee (14)                                        12,000                  .05%
  Vanderbilt University
  211 Kirkland Hall
  Nashville, TN 37240

David J. Glimcher (15)                                   813,816                 3.31%
    David J. Glimcher Company
    88 W. Broad St
    Columbus, Ohio 43215

Alan R. Weiler (16)                                       52,617                  .22%
  Archer-Meek-Weiler Agency, Inc.
  150 E. Mound Street, Suite 308
  Columbus, Ohio 43215

                                             Amount                   Percent
Name and Address                          Beneficially                   of
of Beneficial Owner (1)                   Owned (2) (3)               Class (4)
-----------------------                   -------------               ---------

Harvey Weinberg (17)                          16,850                    .07%
  12384 Augusta Way
  Highland Park, IL 60035

All trustees and executive                 3,895,475                  14.24%
officers as a group (15 persons)

-------------------

(1) Unless otherwise indicated, the address for each such individual is 20 South Third Street, Columbus, Ohio 43215.

(2) Unless otherwise indicated, the person has sole voting and investment power with respect to such Common Shares.

(3) Several of the trustees and executive officers of the Company own Units of partnership interest in GPLP, which Units may (at the holder's election) be redeemed at any time for cash (at a price equal to the fair market value of an equal number of Common Shares) or, at the option of the Company, for Common Shares on a one-for-one basis.

(4) Amount and Percent of Class was computed based on 23,831,788 Common Shares outstanding as of March 19, 2001, and, in each person's case, the number of Common Shares issuable upon the exercise of options and the redemption of Units held by such persons, or in the case of all trustees and executive officers as a group, the number of Common Shares issuable upon the exercise of options and the redemption of Units held by all such members of such group, but does not include the number of Common Shares issuable upon the exercise of any other outstanding options or the redemption of any other Units. Common Shares issuable upon exercise of options are included only to the extent the related options are exercisable within 60 days of the date of this Proxy Statement.

(5) Includes 53,553 Common Shares held by Herbert Glimcher individually and 96,868 Common Shares held by the Herb and DeeDee Glimcher Charitable Trust of which Mr. Glimcher's wife is the trustee. Also includes 958,230 Units held by Mr. Glimcher, 120,404 Units held by Mr. Glimcher's wife and 646,666 of Mr. Glimcher's 895,000 options, of which 50,000 options fully vested on January 26, 1997, 50,000 options fully vested on March 14, 1999, 75,000 options fully vested on April 14, 2000, 200,000 options fully vested on June 17, 2000, 33,333 options vested on May 29, 1999, 33,333 options vested on May 29, 2000, 90,000 options vested on March 10, 2000, 90,000 options vested on March 10, 2001, and 25,000 options vested on March 9, 2001. Also includes 48,350 Common Shares which are owned by Mr. Glimcher and his wife as tenants-in-common and 26,925 Common Shares which are owned by trusts for the benefit of Mr. Glimcher's grandchildren and nephews of which Mr. Glimcher's wife is a co-trustee. Mr. Glimcher does not exercise or share investment control over the shares owned by the trusts described above.

(6) Includes 157,189 Units held by Michael P. Glimcher. Also includes 158,666 of Mr. Glimcher's 282,000 options, 7,000 of which became fully vested on January 26, 1997, 10,000 became fully vested on March 14, 1999, 15,000 became fully vested on April 14, 2000, 10,000 vested on May 29, 1999, 10,000 vested on May 29, 2000, and 10,000 will vest on May 29, 2001,
      40,000 vested on March 10, 2000 and 40,000 vested on March 10, 2001 and 16,666 vested on March 9, 2001. Also includes 8,000 Common Shares held in trust (Robert Glimcher and Arne Glimcher, Co-Trustees), 102,683 Units held in trust (Robert Glimcher and Arne Glimcher, Co-Trustees), and 26,925 Common shares which are owned by trusts for the benefit of Mr.

      Glimcher's nieces, nephews and children of which Mr. Glimcher is a co-trustee. Mr. Glimcher does not exercise investment control over the Common Shares or Units held in trusts for which he is not a trustee.

(7) Includes 7,000 Common Shares held directly by William G. Cornely, and 1,000 Common Shares held by Mr. Cornely's wife. Also includes 166,666 of Mr. Cornely's 290,000 options, 20,000 of which fully vested on April 15, 2000, 50,000 of which will become fully vested on May 29, 2001, 40,000 vested on March 10, 2000, 40,000 vested on March 10, 2001, and 16,666 vested on March 9, 2001.

(8) Includes 8,002 Common Shares held directly by George A. Schmidt individually. Also includes 158,546 of Mr. Schmidt's 281,880 options, 16,880 of which became fully vested on July 24, 1999, 15,000 of which became fully vested on April 14, 2000, 10,000 which vested May 29, 1999, 10,000 which vested on May 29, 2000 and 10,000 which will vest on May 29, 2001, 40,000 which vested on March 10, 2000, 40,000 which vested on March 10, 2001 and 16,666 of which vested on March 9, 2001.

(9) Includes 6,666 of Mr. Yates' 40,000 options, which such options vested on March 9, 2001.

(10) Mr. McCarthy was employed by the Company on October 1, 2000 and none of his 20,000 options have vested.

(11) Includes 15,000 options which are immediately exercisable. Also includes 15,100 Common Shares owned directly by Mr. Barach.

(12) Includes 9,500 options which are immediately exercisable. Also includes 15,000 shares owned by the Oliver W. Birckhead Trust F/B/O Oliver W. Birckhead, 3,000 Common Shares owned by the Oliver W. Birckhead Charitable Remainder Unit Trust, 1,600 Common Shares owned by Mr. Birckhead's wife, and 1,800 shares owned by Mr. Birckhead's wife, as Trustee.

(13)  Represents options which are immediately exercisable.

(14)  Represents options which are immediately exercisable.

(15) Includes 599,582 Units held by David J. Glimcher and 3,582 Units held by The David J. Glimcher Company which is wholly owned by Mr. Glimcher. Also includes 2,670 Common Shares held by David J. Glimcher individually, 1,500 Common Shares owned by The David J. Glimcher Company, 6,907 Common Shares owned by Mr. Glimcher's wife, and 13,075 Common Shares owned by trusts, of which Mr. Glimcher's wife is trustee or co-trustee. Also includes 175,000 options which became fully vested on March 9, 1998 and 11,500 options which are immediately exercisable. Mr. Glimcher does not exercise investment control over the Common Shares held in trusts.

(16) Includes 20,000 Common Shares held directly by Mr. Weiler, 15,000 options which are immediately exercisable, and 17,617 Units owned by a limited partnership of which Mr. Weiler and his wife are the general partners.

(17) Includes 5,350 Common Shares owned by a trust for the benefit of Mr. Weinberg's wife. Also includes 11,500 options held by Mr. Weinberg directly and which are immediately exercisable.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      There is no person not a trustee or Named Executive known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Shares as of March 16, 2001.

                                  SECTION 16(a)
                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's trustees, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission on Forms 3, 4 and 5. Trustees, executive officers and beneficial owners of greater than 10% are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the year ended December 31, 2000, all of its trustees, executive officers and beneficial owners of greater than 10% complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2000.


                              SHAREHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than November 30, 2001 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

      In addition, the Bylaws of the Company provide that in order for a shareholder to nominate a candidate for election as a trustee at an annual meeting of shareholders or propose business for consideration at such meeting, notice must be given to the secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

                         FINANCIAL AND OTHER INFORMATION

      The Company's Annual Report for the fiscal year ended December 31, 2000, including financial statements, is being sent concurrently to the Company's shareholders with this Proxy Statement.

                            EXPENSES OF SOLICITATION

      The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by trustees, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives.

                                  OTHER MATTERS

      The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their discretion.


                                        By Order of the Board Trustees


                                        /s/ George A. Schmidt
                                        George A. Schmidt

                                        Secretary

March 30, 2001


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